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                                                                    EXHIBIT 10.1

                             JOHN H. HARLAND COMPANY

                            2006 STOCK INCENTIVE PLAN

                             ADOPTED APRIL 27, 2006

1. BACKGROUND AND PURPOSE

      The purpose of this Plan is to promote the interests of John H. Harland Company through the granting of Options, Stock Appreciation Rights, Restricted Stock and Performance Share Units in order to (1) attract and retain Employees,
(2) provide an additional incentive to each Employee to work to increase the value of Stock, and (3) provide each Employee with a stake in the future of the Company that corresponds to the stake of each of the Company's stockholders.

2. DEFINITIONS

      Each term set forth in this Section 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

      2.1 Award - an Option, SAR, Restricted Stock or Performance Share Unit award.

      2.2 Award Agreement - the document that sets forth the terms and conditions of an Award.

      2.3 Board - the Board of Directors of the Company.

      2.4 Change in Control Event - unless otherwise provided in the applicable Award Agreement, the consummation of the sale by the Company of all or substantially all of its assets or the consummation of any merger, consolidation, reorganization, division or other corporate transaction, in each case, where persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, division or other corporate transaction do not, immediately thereafter, own (directly or indirectly) more than 50% of the combined voting power of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction and the entity resulting from such merger, consolidation, reorganization, division or other corporate transaction is not an employee benefit plan of the Company or its subsidiaries.

      2.5 Code - the Internal Revenue Code of 1986, as amended.

      2.6 Committee - a committee of the Board comprised of at least 3 members appointed by the Board. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code Section 162(m).

      2.7 Company - John H. Harland Company and any successor thereto.

      2.8 Effective Date - the date this Plan is approved by the shareholders of the Company.

      2.9 Employee - an employee of the Company or any Subsidiary or Parent.

      2.10 Fair Market Value - as of any date, (a) if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was such a quotation, or (b) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.11 ISO - an Option that is intended to satisfy the requirements of Code
Section 422.

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      2.12 1933 Act - the Securities Act of 1933, as amended.

      2.13 1934 Act - the Securities Exchange Act of 1934, as amended.

      2.14 Non-ISO - an Option that either expressly or operationally does not satisfy the requirements of Code Section 422.

      2.15 Option - an option to purchase Stock granted in accordance with
Section 6.

      2.16 Option Price - the price to purchase one share of Stock upon the exercise of an Option.

      2.17 Parent - any corporation that is a parent corporation of the Company within the meaning of Code Section 424(e).

      2.18 Performance Goal - the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee:

   -  Earnings per Share
   -  Net Income
   -  Operating Income
   -  Earnings Growth
   -  Revenue
   -  Organic Growth
   -  Return on Assets
   -  Return on Equity
   -  Return on Investment
   -  Return on Capital Employed
   -  Cash Flow
   -  Operating Margins
   -  Working Capital
   -  Total Shareholder Return

      Performance Goals may be based (as the Committee deems appropriate) on (a) Company-wide performance, (b) performance of a Subsidiary, division, region, department, function, plant, facility or other operational unit of the Company,
(c) individual performance (if applicable), or (d) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee establishes Performance Goals, the Committee shall establish the general objective rules that the Committee will use to determine the extent, if any, that such Performance Goals have been met. In establishing the objective rules, the Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Employee or the assumptions made by the Committee regarding such goals.

      2.19 Performance Share Unit - a unit granted pursuant to Section 9, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in cash or Stock reflected by such grant.

      2.20 Plan - this 2006 Stock Incentive Plan.

      2.21 Restricted Stock - Stock granted in accordance with Section 8.

      2.22 Rule 16b-3 - the exemption under Rule 16b-3 of the 1934 Act.

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      2.23 SAR or Stock Appreciation Right - a right granted pursuant to
Section 7 to be paid an amount measured by the appreciation in the Fair Market Value of a share of Stock on the date of exercise over the grant price, with payment to be made in cash or Stock, as provided in the Award Agreement.

      2.24 Stock - $1.00 par value common stock of the Company.

      2.25 Subsidiary - a corporation that is a subsidiary corporation of the Company within the meaning of Code Section 424(f).

      2.26 Ten Percent Shareholder - a person who owns more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent, after taking into account the attribution rules of Code
Section 424(d).

3. SHARES RESERVED UNDER PLAN; REDUCTION IN SHARES

      3.1 Maximum Authorization. There shall be 3,000,000 shares of Stock authorized for issuance under this Plan, and no more than 500,000 shares of Stock may be issued through ISOs. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration, exercise or exchange of the Award, and any shares subject to an Award that are forfeited, shall be available for use in future grants under this Plan. Any shares of Stock tendered to exercise an Option or to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

      3.2 Reduction of Authorized Shares for Full Value Grants. Awards other than Options and cash-settled SARs will reduce the number of shares of Stock available for issuance under this Plan by 2.1 shares for each share of Stock covered by a stock-settled SAR, Restricted Stock or Performance Share Unit.

4. COMMITTEE

      This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. For example, the Committee shall have the authority to delegate to the Chief Executive Officer of the Company the power to grant Awards to certain Employees pursuant to guidelines established by the Committee from time to time and to delegate to any officers of the Company the power to carry out administrative duties with respect to the Plan. Any action of the Committee or its delegate shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

5. ELIGIBILITY AND ANNUAL GRANT CAPS

      Only Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Performance Share Units. No Employee shall be granted in any calendar year Options to purchase more than 200,000 shares of Stock or SARs with respect to more than 50,000 shares of Stock. No Employee shall be granted more than 50,000 shares of Restricted Stock in any calendar year, and no Employee shall be granted Performance Share Units with respect to more than 50,000 shares of Stock in any calendar year.

6. OPTIONS

      6.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. An Option may be granted in exchange for the cancellation of any option to purchase Stock, subject to the provisions of Section 6.3, or under any other circumstances which the Committee deems appropriate. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall describe whether the Option is an ISO or a Non-ISO and shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. However, the Committee shall have the right to grant a Non-ISO and another type of Award (other than an ISO) to an Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of such other Award.

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      6.2 $100,000 Limit for ISOs. To the extent that the aggregate Fair Market
Value of Stock subject to ISOs (determined as of the date the ISO is granted) that first becomes exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code Section 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary oR Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this
Section 6.2 in accordance with Code Section 422(d) or any successor section.

      6.3 Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. In no event may an outstanding Option be amended (directly or indirectly, for example, by exchange) to lower the Option Price thereof.

      6.4 Payment of Option Price. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Award Agreement may provide for the payment of the Option Price either in cash, by check or in shares of Stock, or in any combination of cash, check and such Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan. The Option Price may be paid through any broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate, and if approved by the Committee, the Company may, in accordance with an Employee's instructions, transfer Stock acquired upon the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date such Stock is properly surrendered to the Committee or its delegate.

      6.5 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Option shall be exercisable after the earlier of (a) the tenth anniversary of the date the Option is granted, if the Option is (1) a Non-ISO or (2) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted, or (b) the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted. An Award Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Award Agreement for an ISO must incorporate the post-employment exercise restrictions of Code
Section 422.

7. STOCK APPRECIATION RIGHTS

      7.1 Committee Action. The Committee acting in its absolute discretion may grant SARs to Employees from time to time and may make SAR grants in exchange for the cancellation of an outstanding SAR grant. Each such SAR grant shall be evidenced by an Award Agreement.

      7.2 SAR Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the grant price of the SAR (which shall not be less than the Fair Market Value of a share of Stock on the date of grant of the SAR), the method of exercise, form of consideration payable in settlement (cash or shares of Stock), method by which Stock will be delivered or deemed to be delivered to the Employee, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

      7.3 Exercise Period. Each SAR shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no SAR shall be exercisable after the tenth anniversary of the date the SAR is granted. An Award Agreement may provide for the exercise of a SAR after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

8. RESTRICTED STOCK

      8.1 Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe

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the conditions under which the Employee's interest in the underlying Stock will become nonforfeitable, consistent with Section 8.2 below.

      8.2 Forfeiture Conditions. The Committee acting in its absolute discretion may grant Restricted Stock subject to such forfeiture conditions (including, without limitation, Performance Goals) as the Committee deems appropriate for Employees generally or for an Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition to avoid forfeiture of the Restricted Stock. An Employee's nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each forfeiture condition. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

      8.3 Dividends and Voting Rights. Except as otherwise provided in the Award Agreement, any cash dividend declared on Restricted Stock shall be paid directly to the Employee holding such Restricted Stock. No dividends to holders of Restricted Stock shall be payable in Stock. An Employee shall have the right to vote Restricted Stock.

      8.4 Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Agreement, and a certificate representing the unrestricted Stock shall be transferred to the Employee as soon as practicable thereafter.

9. PERFORMANCE SHARE UNITS

      9.1 Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

      9.2 Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more objective employment, performance or other vesting condition (including, without limitation, Performance Goals) that the Committee deems appropriate for Employees generally or for an Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

      9.3 No Adjustment for Cash Dividends. Except as otherwise provided in the Award Agreement, there shall be no adjustment to Performance Share Units for dividends paid by the Company other than for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 13.1.

      9.4 Payment of Performance Share Units. Unless otherwise provided in the Award Agreement, payment of a vested Performance Share Unit Award or, if an Award provides for partial vesting, the vested portion of such Award shall be made in a single sum of cash or Stock (as provided in the Award Agreement) as soon as practicable after the Committee certifies that the Award or portion of the Award is payable, but in no event later than 2-1/2 months after the calendar year in which the Award or portion of the Award becomes vested.

      9.5 Section 409A Compliance. The Company intends that any Performance Share Unit Awards granted hereunder (a) comply with the Code Section 409A and the regulations, rulings and other guidance issued thereunder (the "Requirements") and be operated in accordance with such Requirements so that compensation paid in connection with such Awards (and applicable investment earnings) shall not be included in income under Code Section 409A or (b) be exempt from the application of the Requirements as a "short-term deferral". Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 9.5. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

10. NONTRANSFERABILITY

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      An Award shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee's lifetime, an Award shall be exercisable only by the Employee; however, the person or persons to whom an Award is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan. The restriction on transfer described in this Section 10 shall be incorporated in each Award Agreement.

11. SECURITIES REGISTRATION

      Each Award Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

12. LIFE OF PLAN

      This Plan automatically shall terminate on the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under Section 2.8) or (2) the date on which all of the Stock authorized for issuance under Section 3 has been issued and the forfeiture conditions with respect to any outstanding Restricted Stock Awards have been satisfied, and no Award shall be granted after such date. In the event the Plan terminates as a result of clause (1) of the preceding sentence, the outstanding Awards shall continue to be governed by the terms of the Plan until all outstanding Awards have been exercised in full or are no longer exercisable or forfeited or the conditions thereof satisfied.

13. ADJUSTMENT

      13.1 Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner (a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under Section 3 and subject to Options or Restricted Stock or reflected by SARs or Performance Share Units, (b) the Option Price of Options and (c) the grant price of SARs, to reflect such change.

      13.2 Sale or Merger. The Committee as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend, separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under Section 3 and subject to Options (including the Option Price of such Options) or Restricted Stock or reflected by SARs (including the grant price of such SARs) or Performance Share Units and related forfeiture and vesting conditions. The Committee may grant Awards to effect the assumption of, or the substitution for, awards previously granted by any other entity to the extent that such transaction calls for such substitution or assumption of such awards.

      13.3 Fractional Shares. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Committee shall be conclusive and binding on all affected persons.

14. CHANGE IN CONTROL OF THE COMPANY

      If there is a Change in Control Event and the agreement relating to the Change in Control Event does not provide for the assumption or substitution of Options and SARs, each Option and SAR Award Agreement in the discretion and at the direction of the Committee may be canceled unilaterally if (1) any restrictions on the exercise of the Option or SAR are waived before the Award Agreement is canceled such that the Employee has the opportunity to exercise the Option or SAR in full before such cancellation, (2) the Company transfers to the Employee that number of shares of Stock obtained

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by dividing (a) the excess of the Fair Market Value of the number of shares which remain subject to the exercise of such Option or SAR as of any date over the total Option Price or grant price, as the case may be, by (b) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to an Employee the same consideration which the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control Event if the Employee held the number of shares of Stock which would have been transferable to him or to her under clause (2) above if such number had been determined immediately before such Change in Control Event. In addition, in the event of a Change in Control Event, in the sole discretion and at the direction of the Committee, (i) any and all outstanding forfeiture conditions on any Restricted Stock may be deemed satisfied in full, and (ii) a Performance Share Unit Award may vest and be paid out at target.

15. AMENDMENT OR TERMINATION

      This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or the Committee deems necessary or appropriate; provided, however, in the event any such amendment would require shareholder approval under applicable law or stock exchange rules, such amendment shall be subject to shareholder approval. The Board or the Committee also may suspend the granting of Awards at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Awards granted before such suspension or termination unless (1) the Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 13 or Section
14. Notwithstanding the foregoing, unless otherwise determined by the Board or the Committee upon amending the Plan, any outstanding Awards automatically shall incorporate any amendments to the Plan.

16. MISCELLANEOUS

      16.1 Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or SAR, or his or her exercise of such Option or SAR, or the grant of a Performance Share Unit, pending the actual delivery to such Employee of Stock upon the exercise or vesting, as the case may be, of such Award. Subject to Section 8.3, an Employee's rights as a holder of Restricted Stock shall be set forth in the related Award Agreement.

      16.2 No Contract of Employment. The grant of an Award shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Award Agreement.

      16.3 Withholding. Each Award shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal, state and local tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. An Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

      16.4 Tax Bonus Payment. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay his or her federal, state and local income and excise tax liability that the Committee deems attributable (a) to his or her interest in Awards becoming nonforfeitable or vesting and (b) to such cash bonus. Any such bonus shall be paid in no event later than the date that is 2-1/2 months after the end of the calendar year in which Restricted Stock becomes nonforfeitable or Performance Share Units vest.

      16.5 Construction. All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.

      16.6 Other Conditions. Each Award Agreement may require that an Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

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      16.7 Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such Award or transfer.

      16.8 Performance-Based Compensation under Code Section 162(m). The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Code
Section 162(m) and the regulations thereunder as "performance-based" compensation.

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                             JOHN H. HARLAND COMPANY
                            2006 STOCK INCENTIVE PLAN

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT

     This Agreement evidences the grant by John H. Harland Company (the "Company"), in accordance with the Company's 2006 Stock Incentive Plan (the "Plan"), of a nonqualified stock option ("Option") to the employee named below ("Employee"). This Option entitles Employee to purchase from the Company the number of shares of Common Stock of the Company set forth below ("Shares") upon satisfaction of the vesting requirements and payment of the exercise price per share ("Option Price"), in each case as set forth below. This Option is granted effective as of the date set forth below ("Date of Grant").

                                   ----------

     Employee:           ((Employee))

     Number of Shares:   ((Number))

     Option Price:       ((Option))

     Date of Grant:      ((Date))

                                         JOHN H. HARLAND COMPANY


                                         By:
                                             -----------------------------------

                              TERMS AND CONDITIONS

1. Plan. This Option is subject to all of the terms and conditions set forth herein and in the Plan, which is herein incorporated by reference; provided, however, that if a term of the Plan would cause this Option to be subject to Section 409A of the Code, such term is not incorporated by reference. Any capitalized term not otherwise defined in this Option shall have the meaning defined in the Plan. If any term or condition in this Option is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Employee upon written request to the Secretary of the Company. By accepting this Option, the Employee unconditionally agrees to be bound by the terms, conditions and provisions of the Plan.

2. Exercise. This Option is exercisable in cumulative annual installments covering 25% of the total number of Shares beginning one year from the Date of Grant.

3. Expiration. This Option (subject to Section 4) shall expire immediately and automatically on the earlier of the 7th anniversary of the Date of Grant or three months after termination of the Employee's employment with the Company, and shall be exercisable only to the extent it was exercisable on the date of termination.

4. Death or Disability. If Employee's employment terminates because Employee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), the three month period described in Section 3 shall be extended to 12 months.

5. Method of Exercise. This Option (to the extent exercisable under Sections 2 and 3) may be exercised in whole or in part by giving notice of such exercise (through Merrill Lynch, who administers the Company's stock option program), specifying the number of Shares to be purchased. The Option Price may be paid either in cash, by check or Common Stock with a fair market value equal to the Option Price. However, in most circumstances it will be more convenient to pay the Option Price through a broker-facilitated cashless exercise procedure with Merrill Lynch.

6. Adjustment of Shares. The Committee shall have the right to adjust the number of Shares subject to this Option and/or the Option Price, in accordance with the terms of the Plan.

7. Nontransferable. This Option is not transferable by Employee otherwise than by will or by the laws of descent and distribution, and this Option shall be exercisable during Employee's lifetime only by Employee. The person(s), if any, to whom this Option is transferred by will or by such laws or through a Committee authorization shall be treated the same as Employee.

8. No Right to Continued Employment. Neither the Plan nor this Option shall give Employee the right to continued employment by the Company or a Subsidiary or shall limit the right of the Company or any Subsidiary to terminate Employee's employment at any time.8.

9. No Rights as Shareholder. Neither the Plan nor this Option shall give Employee any rights as a shareholder with respect to the Shares covered by this Option.

10. Withholding. The Company shall have the right upon exercise of this Option to take such action as the Company deems necessary or appropriate to satisfy federal, state and local tax withholding requirements arising out of such exercise.

11. Governing Law. The Plan and this Option shall be governed by the laws of the State of Georgia.

12. Code Section 409A. This Option is intended to be exempt from the application of Section 409A of the Code.

13. Binding Effect. This Option shall be binding upon the Company and Employee and their respective heirs, executors, administrators and successors.

                             JOHN H. HARLAND COMPANY
                            2006 STOCK INCENTIVE PLAN

                    STOCK APPRECIATION RIGHT AWARD AGREEMENT

     This Agreement evidences the grant by John H. Harland Company (the "Company"), in accordance with the Company's 2006 Stock Incentive Plan (the "Plan"), of a Stock Appreciation Right ("SAR") to the employee named below ("Employee"). This SAR entitles Employee to receive from the Company, with respect to the number of shares of Common Stock of the Company set forth below ("Shares"), the excess of the Fair Market Value of a Share as of the date of exercise of this SAR over the grant price per share ("Grant Price"), but subject to a cap represented by the target price ("Target Price"), in each case as set forth below. This SAR is granted effective as of the date set forth below ("Grant Date").

     Employee:           ((Employee))

     Number of Shares:   ((Number))

     Grant Price:        $((Option))

     Target Price:       $

     Date of Grant:      ((Date))

                                         JOHN H. HARLAND COMPANY


                                         By:
                                             -----------------------------------

                              TERMS AND CONDITIONS

     Section 1. Plan. This SAR is subject to all of the terms and conditions set forth herein and in the Plan, which is herein incorporated by reference; provided, however, that if a term of the Plan would cause this SAR to be subject to Section 409A of the Code, such term is not incorporated by reference. Any capitalized term not otherwise defined in this SAR shall have the meaning defined in the Plan. If any term or condition in this SAR is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Employee upon written request to the Secretary of the Company. By accepting this SAR, the Employee unconditionally agrees to be bound by the terms, conditions and provisions of the Plan.

     Section 2. Vesting. This SAR is exercisable in cumulative annual installments covering 25% of the total number of Shares beginning one year from the Grant Date, subject to the provisions of Section 4.

     Section 3. Exercise of SAR.

     Section 3.1. Exercise by Employee. Employee may exercise this SAR in whole or in part (to the extent vested) by delivering a notice of exercise to the Company or its third party administrator, as designated by the Company.

     Section 3.2. Automatic Exercise Event. Notwithstanding Section 3.1, if, during the life of this SAR and prior to its forfeiture, the Fair Market Value (defined as the closing price of the Company's Common Stock on the New York Stock Exchange) of the Shares is equal to or greater than the Target Price for 10 consecutive business days, this SAR, to the extent vested and not previously exercised, automatically shall be exercised in full with respect to all vested Shares, without any further action by Employee. The Target Price was determined by the Committee to represent the maximum appreciation on the value of this SAR which may be realized by Employee. If any nonvested portion of this SAR subsequently becomes vested after an automatic exercise as described above, that vested portion automatically shall be exercised only when the Fair Market Value of the Shares again is equal to or greater than the Target Price for 10 consecutive business days.

     Section 3.3. Settlement Upon Exercise. As soon as practicable after the exercise of this SAR, the Company shall pay to Employee cash in an amount equal to (a) the number of Shares for which this SAR is being exercised multiplied by
(b) the excess of the Fair Market Value of the Shares on the date of exercise over the Grant Price, less applicable tax withholding. Such payment shall discharge the Company of all obligations with respect to this SAR to the extent exercised.

     Section 4. Termination of Employment.

     Section 4.1. General. If Employee's employment terminates for any reason, this SAR, to the extent vested, shall remain exercisable during the Extended Exercise Period (as defined below) and shall be forfeited to the extent not exercised at the end of the Extended Exercise Period. The nonvested portion of this SAR shall be forfeited upon termination of employment.

     Section 4.2. Extended Exercise Period. The Extended Exercise Period means the period beginning upon termination of employment and ending on the earliest to occur of

     (a) 90 days from the date of termination, if the termination is due to reasons other than death or Disability (as defined in Section 22(e)(3) of the Code),

     (b) one year from the date of termination, if the termination is due to death or Disability, or

     (c) the expiration of the life of this SAR.

     Section 5. Life of SAR. This SAR shall expire and shall not be exercisable after the seventh anniversary of the Grant Date.

     Section 6. Nontransferable. No rights granted under this SAR shall be transferable by Employee other than by will or by the laws of descent and distribution. The person(s), if any, to whom this SAR is transferred by will or by such laws or through a Committee authorization shall be treated the same as Employee.

     Section 7. No Right to Continued Employment. Neither the Plan nor this SAR shall give Employee the right to continued employment by the Company or a Subsidiary or shall limit the right of the Company or any Subsidiary to terminate Employee's employment at any time.

     Section 8. No Rights as Shareholder. Neither the Plan nor this SAR shall give Employee any rights as a shareholder with respect to the Shares used to determine the payment to which Employee may be entitled under this SAR.

     Section 9. Withholding. The Company shall have the right upon exercise of this SAR to take such action as the Company deems necessary or appropriate to satisfy federal, state and local tax withholding requirements arising out of such exercise, and may withhold a portion of the payment due to Employee to satisfy such withholding requirements.

     Section 10. Governing Law. The Plan and this SAR shall be governed by the laws of the State of Georgia.

     Section 11. Code Section 409A. This SAR is intended to be exempt from the application of Section 409A of the Code.

     Section 12. Binding Effect. This SAR shall be binding upon the Company and Employee and their respective heirs, executors, administrators and successors.


                                       -3-